Exhibit A

                       CENTRAL AND SOUTH WEST CORPORATION

                                   CERTIFICATE

      The undersigned certifies that he is the duly designated and acting Controller of Central and South West Corporation, a Delaware corporation, and that a conformed copy of the Quarterly Report on Form U-9C-3 shall be filed with the Specific State Commissions that have jurisdiction over the retail rates of the public-utility companies that are associate companies of any of the reporting companies. The names and addresses of the Specific State Commissions are:


      Arkansas Public Service Commission
      1000 Center
      P. O. Box 400
      Little Rock, AR   72203-0400

      Louisiana Public Service Commission
      One American Place
      P. O. Box 91154
      Baton Rouge, LA   70821-9154

      Oklahoma Corporation Commission
      2101 N. Lincoln Blvd.
      P. O. Box 52000-2000
      Oklahoma City, OK   73152-2000

      Public Utility Commission of Texas
      1701 N. Congress Avenue
      Austin, TX   78701


      IN WITNESS WHEREOF, I have hereunto set my hand as of the 28th day of May, 1999.


                                              /s/ Lawrence B. Connors
                                              Lawrence B. Connors
                                              Controller